SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



         Date of Report                       (Date of Earliest event reported)
        January 3, 1997                             (January 3, 1997)


                       INTELLIGENT DECISION SYSTEMS, INC.
                 (as successor to Resource Finance Group, Ltd.)
            (Exact name of registrant as specified in its charter)


          Delaware                     0-22254                  38-3286394
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                File Number)          Identification No.)



2025 East Beltline Avenue, S.E., Suite 400, Grand Rapids, Michigan     49546
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code       (616) 285-5830
                                                     ---------------------------




                               Not Applicable
        (Former name or former address, if changed since last report.)

Item 4.           Changes in Registrant's Certifying Accountants



Wilber & Townshend, P.C. were previously the principal accountants for Intelligent Decision Systems, Inc. (successor by merger with Resource Finance Group, Ltd.) and Resource Finance Group, Ltd. On December 30, 1996, the Board of Directors dismissed the firm of Wilber & Townshend, P.C. and approved the engagement of the firm of Coopers & Lybrand as principal auditor for Intelligent Decision Systems, Inc.

In connection with the audits of the two fiscal years ended June 30, 1995 and 1996, and the subsequent interim period through December 30, 1996, there were no disagreements with Wilber & Townshend, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable events.

The accountants' report of Wilber & Townshend, P.C. on the consolidated financial statements of Intelligent Decision Systems, Inc. (successor by merger with Resource Finance Group, Ltd.) and subsidiaries as of and for the year ended June 30, 1996 and of Resource Finance Group, Ltd. and subsidiaries for the year ended June 30, 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Wilber & Townshend, P.C. is attached as
Exhibit 99.1.






Item 7      Financial Statements and Exhibits

      (c)   Exhibits

Exhibit Number

      99.1   Letter dated January 3, 1997 from predecessor independent certified
      accountants,   Wilber  &  Townshend,   P.C.,  concurring  with information
      reported on this Form 8-K.





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






                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                       INTELLIGENT DECISION SYSTEMS, INC.



Dated: January 3, 1997             By: /s/ Mark A. Babin
                                       -------------------------
                                       Mark A. Babin, President



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